UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 24, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141426                    N/A
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

848 N. Rainbow Blvd. # 3003, Las Vegas, NV                          89107
 (Address of Principal Executive Offices)                        (Zip Code)

        Registrant's telephone number, including area code (702) 635-8146

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Simultaneously with the closing under the RENS Share Exchange Agreement, we issued an aggregate of 657,142 (six hundred fifty seven one hundred forty two) restricted shares of Common Stock of the Company. The securities were issued to two (2) non-U.S. person (as that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Simultaneously with the closing under the RENS Share Exchange Agreement, we issued an aggregate of 857,142 (eight hundred fifty seven thousand one hundred forty two) restricted shares of Common Stock of the Company. The securities were issued to four (4) U.S. persons, as that term is defined in Regulation S of the Securities Act of 1933, relying on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

On November 24, 2010, we entered into a Share Exchange Agreement (the "RENS Share Exchange Agreement") with the holders of 53,000,000 (Fifty three million) restricted shares of Common Stock of ASPA Gold Corp. ("ASPA Gold"), formerly known as Renaissance BioEnergy Inc., (OTC BB Ticker Symbol: "RENS") pursuant to which we acquired these shares in exchange for 1,514,284 (One thousand five hundred and fourteen two hundred and eighty four) newly issued restricted shares of our Common Stock. ASPA Gold Corp.'s assets include a 50% undivided interest in the 22 unpatented placer mining claims included in the Oatman Gold Project. ASPA Gold Corp is positioned to become a far more substantial Gold & Exploration Company in the coming months.

On November 24, 2010 we entered into an agreement with ASPA Gold Corp. we agreed that, during the period from the date hereof until November 24, 2012 (the "Restricted Period"), we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber any of the 53,000,000 (Fifty three million) restricted shares of ASPA Gold Corp. Common Stock. For a period of 2 (Two) years following the end of the Restricted Period, we will not sell, alienate, pledge, assign, transfer, convey or in any way encumber more than 2,000,000 (Two million) shares of the restricted shares of ASPA Gold Corp. Common Stock during any consecutive period of 90 (ninety) days.

We hold an amount of 17% (Seventeen percent) of the outstanding shares of Common Stock of ASPA Gold Corp. as at November 24, 2010. A Schedule 13D in respect in our stockholding in ASPA Gold Corp. will be filed in due course.

Our President and Sole Officer, Mr. Ronald Y. Lowenthal was appointed as the President and Chief Executive Officer of ASPA Gold Corp. on November 22, 2010.

OATMAN GOLD PROJECT PROPERTY DESCRIPTION

The Oatman Gold Project (the "Project") is comprised of approximately 3,600 acres of mining claims in one of Arizona's leading gold producing districts. The Oatman Gold District is located in the southern portion of the Black Mountains about 30 miles southwest of Kingman, Mohave County, Arizona, approximately 100 miles southeast of Las Vegas, Nevada. Access is via US Highway 66, which passes through the central part of the district. The Oatman Gold project has been assembled over the past 10 years through strategic land acquisition. By acquiring an interest in these gold mining claims, ASPA Gold Corp is positioning itself to systematically and economically explore the Oatman Mining District, which is historically famous for bonanza type epithermal precious metal deposits.

Since the original discovery of gold was made in 1863, the Oatman Gold Mining District, Mohave County, Arizona, has produced approximately 2.2 million ounces of gold and approximately .08 million ounces of silver from approximately 3.8 million tons of ore.

The Oatman Gold Project includes the "Argo", "King Midas" and "Lexington" Gold Mines.

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
     (1) The "Argo Gold Mine" is located on the Tom Reed gold vein. The first work done on the Tom Reed vein was in 1901 when the Gold Road Company sank the Tom Reed and Ben Harrison shafts to a depth of 100 feet. The property was bonded in 1904 and a 20-stamp mill was constructed and some developing and stoping was performed. The Tom Reed Gold Mines Company purchased the company in 1906 and started producing in 1908. Total yield from the Tom Reed property from 1908 through 1931 was approximately $13million (this was at a $20 per ounce gold price). Also located on the Tom Reed gold vein was the Black Eagle ore body, which was developed to the 1,100 foot level. On the 900 foot level the Black Eagle ore body was over 400 feet long and an average of 7 feet wide. Much of the ore was high grade, with visible free gold. The United Eastern Mine exploited a north-western portion of the Tom Reed vein. On the 465 foot level a cross-cut went through 25 feet of ore with a grade of over one ounce gold per ton. The total yield of the United Eastern Mine from 1917 to 1926 amounted to approximately $14.8 million (again at a $20 per ounce gold price).

     (2) The "King Midas Gold Mine" is located on the next parallel vein south of the Tom Reed vein. The workings consist of a 310 foot shaft and several surface cuts on the footwall of an outcrop of a weathered, northwest-southeast striking rhyolitic dike. Laterals are reported at the 100 foot, 200 foot and 200 foot levels, with several hundred feet of lateral drifting from the shaft. There is a second 300 foot shaft northwest of the first shaft, with levels at 60 feet, 100 feet, 200 feet and 300 feet. During the 1980's, Fischer-Watt Gold conducted a major drilling campaign in the Oatman area and a portion of ASPA Gold's central claim block is located within their drilled ground. A gold resource was reportedly defined and brought into limited production at the "King Midas Gold Mine" by Fischer-Watt Gold, but the mine was apparently closed before it was brought into full production.

     (3) The "Lexington Gold Mine" is a gold deposit, located on private property south of the "King Midas Gold Mine", includes approximately 90 acres of patented mineral rights with almost a mile of exposure of a gold vein system comprised of three known ore bearing veins. Several of ASPA Gold's unpatented mining claims are located to cover probable southeast extensions of the mineralized vein structures exploited at the "Lexington Gold Mine" Group. Numerous productive northwest-southeast veins, namely the Guilt Edge, Mitchell Golconda, Leland-Boundary Cone, Gold Key, Boer, Arizona Tom Reed-Gold Dust,
          Orion and possibly the Bell and Oatman Queen - Tom Reed Jr. Veins appear to converge at or near the Lexington Group of claims. This area of convergence, combined with its location between the large producing Gold Road and Tom Reed Mines and central to the district as a whole, is believed to have a high potential for the discovery of rich ore.

The ASPA Gold Corp. Mining claims also cover several other gold mines that are located adjacent to these three principal gold mines, including the "Big Johnnie Gold Mine", "Lucky Boy Gold Mine", "Pictured Rock Gold Mine" and the "Tom Reed Junior Gold Mine".

An even larger land package is covered by ASPA Gold's claims in the Southern part of the Oatman Gold Mining District. Of primary interest is the "Oatman Southern Gold Mine", which has potential as a possible large low-grade detachment fault gold deposit. The southern claim block also includes the 12 additional gold mines which, upon sampling, may prove to be attractive exploration targets: "Adams", "Cone", "Esperanza", "Green Quartz", "Lazy Boy"," Oatman Syndicate", "Paragon", "Peerless", "S. Arataba", "United Oatman", "United Range", and "Wrigley" Gold Mines.

Oatman is one of Arizona's best known gold mining districts, and it was in continuous production from the early 1900's up until 1942, when President Roosevelt closed the gold mines during World War II as nonessential to the war effort. In addition to the Oatman Gold Project, there are other properties in the Oatman Mining District that have seen substantial gold exploration and development activity. All of this activity and reported proven reserves or others in the Oatman Mining District present the opportunity to fill up a mill, if a mill is built on the Lexington private land. Alternatively, the Project could look to share a mill owned by one of the other companies that are active in Oatman.

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
OATMAN GEOLOGY SUMMARY

EPITHERMAL GOLD / SILVER DEPOSIT. Oatman is an epithermal gold - silver deposit. Past production has been from high grade ore shoots in quartz veins hosted by Tertiary volcanics. A majority of the economic gold mineralization has so far been found in both the Oatman Andesite (Tom Reed and United Eastern deposits) and the Gold Road Latite (Gold Road). The Big Jim deposit was located at the contact between these two rock units. Other volcanic units have also hosted ore, including the Alcyone Trachyte and the Esperanza Trachyte. The Project includes all of these rock types.

DETACHMENT FAULT RELATED MINERALIZATION. One of the current theories as to origin of the gold mineralization is that the deposits resulted from Tertiary extensional tectonics. Specifically, this theory posits a regional north / south striking and east dipping detachment fault that dismembered a Tertiary intrusive system. This left the deep roots of the structure exposed in Nevada and California and the top, gold-bearing, part of the system exposed to the east in the Black Mountains of Arizona. The Colorado River has been localized within the half-graben between these tilted crustal sections. Steam and hot water generated during the extensional events is assumed to have migrated up the detachment fault and then into high angle faults in the upper plate, where the gold and silver were deposited in the quartz veins that formed in these fissures.

MULTIPLE STAGES OF QUARTZ DEPOSITION. The quartz veins have, in many instances, been subjected to multiple episodes of gold deposition. Historically, the highest grade gold ore has been identified as being from quartz of the fourth or fifth stages of deposition. This type of quartz is found at the Project's Lexington and Green Quartz mines.

DEEP-SEATED ORE SHOOTS IN EASTERN PART OF DISTRICT; SHALLOW IN WEST. Another important factor is that gold ore has extended to depths of 1,000 feet or greater in the eastern part of the district (roughly speaking, the area east of US Highway 66). However, mines in the western part of the district have generally played out by 300 feet. The leading theory is that there have been past instances of uplift and erosion that have affected the western part of the district more than the eastern. All of the mines included in the Project are in the more productive eastern part of the district.

GOLD ASSOCIATED WITH RHYOLITE PLUGS AND DIKES. The Company believes that the co-location of most of the previously mined gold mineralization with rhyolite plugs and dikes is no accident. The United Eastern and Tom Reed deposits are located within 1/4 mile of a rhyolite dike and within 1/2 mile of the Elephant's Tooth, a rhyolite plug. A faulted dike radiating from the Elephant's Tooth passes near the Big Jim Mine and terminates at the Company's Argo Mine. A similar, but much larger, rhyolite intrusive (Boundary Cone) is located in the southern part of the district. A parallel rhyolite dike contacts Precambrian granite and a breccia unit in the vicinity of the Oatman Southern Mine.

POSSIBLE COPPERSTONE-TYPE DEPOSIT AT OATMAN SOUTHERN. The Oatman Southern mineralized area is from 40 to 100 feet wide, and is comprised of crushed and brecciated quartz and andesite with veinlets of rhyolite with some calcite. The best gold and silver values are in the brecciated quartz. Coincident surface copper oxide mineralization completes the picture of a typical upper plate detachment fault gold / copper deposit similar to American Bonanza's Copperstone Gold Mine. This is of considerable economic interest, as it may mean that the Oatman Southern gold deposit could be mined by the less expensive open pit method rather than as an underground mine.

VEIN INTERSECTIONS AS POSSIBLE DRILL TARGETS. In many other gold mining districts, ore shoots are frequently localized at vein intersections. Four separate veins unite on the western portion of the Project's Lexington property and, further to the east the King Midas vein also unites with the Lexington vein at the Project's Big Johnnie Mine.

REGIONAL GEOLOGY

The Oatman District lies on the western flank of the Black Mountains, a fault bounded Tertiary volcanic sequence composed of trachyte, andesite, rhyolite and basalt, situated at the end of the Basin and Range Provence. These flow, tuffs and agglomerates accumulated to a total thickness ranging from 4000 to 5000 feet. Evidence strongly suggests the volcanic center is in the Oatman area.

The lowermost rocks of the volcanic sequence, which overlay Precambrian granites and metamorphics, have been divided into three parts consisting of the Alcyone trachyte, the Oatman andesite and the Gold Road latite. These three units are probably differentiates of the same magma source since they are chemically and mineralogically very similar. They have been described separately to facilitate geologic mapping because they, particularly the Oatman andesite and the Gold Road latite, are the most important ore hosts in the district. The designation of the Oatman and Gold Road units as andesite and latite are miners' terms and may not reflect the true petrology of the rocks. Both units are made up of several andesitic and latitic subunits, with the Oatman andesite being predominately green and the Gold Road latite being mostly red-brown to gray.

Continued Tertiary volcanic activity in the region produced rhyolitic and other latitic lavas and tuffs including the Sitgraves tuff which overlies the Gold Road latite. It is believed that the gold mineralization occurred subsequent to these eruptions and was followed by an eruptive capping of basalt, which probably originated some miles east of the Oatman District.

Generally north-south trending faults have elevated the area after cessation of volcanic activity. This faulting has also caused a generally easterly dip to the volcanic units. The general strike of the major faults of the district is northwest-southeast and it is these structures that contain the productive veins in the district. These faults have normal offsets of varying displacement. The Tom Reed and the Gold Road structures have up to 500 feet of vertical displacement in the mined areas. The dip direction varies, with the Tom Reed structure and those to the east of it having a north-easterly dip, while those in the western and southern parts of the district predominantly dip to the southwest.

LOCAL GEOLOGY

Within the central portion of the past productive part of the district the principal geologic feature is a thick sequence of the Oatman Formation conformably overlain by the Gold Road Formation. These rocks are cut by a series of northwest trending, north dipping faults. These faults radiate from a central point near the center of a circular feature that has been identified from high altitude aerial photographs. This five mile diameter feature is identified on the ground as a series of concentric fractures and joints with little or no displacement, and inwardly dipping faults and dikes. These may be reflective of concentric fractures developed during the ascent or decent of a magma within a near surface magma chamber.

The  northwest-southeast   radial  faults  locally  show  significant  dip  slip
displacement, roughly estimated at 300 to 600 feet along portions of the principal faults. These radial faults acted as zones of weakness into which the rhyolite dikes and plugs were intruded and also form the structural host for most of the large past productive ore shoots.
As the major radial faults are traced from the central radiating point to the southeast, maximum displacement is found near the town of Oatman. To the southeast beyond the photo-mapped concentric fracture the faults split into many faults of small displacement. Approximately two miles beyond the concentric fractures the major radial fractures appear to die out. The largest and highest grade ore shoots at Oatman occur along the radial fractures, principally the Tom Reed and Gold Road faults, and most ore has been produced from within a one-mile radius from the town of Oatman and within the general area where the radial faults intersect the faults and joints of the concentric feature.

Post mineral fault movement has also occurred along the radial fractures with displacements of up to 400 feet along the south dipping Mallery fault and the north dipping Oatman fault. This post mineral movement has locally brecciated otherwise coherent veins, providing avenues for secondary enrichment in instances of minor movement; but, in the case of both the Mallory and Oatman faults, it displaced productive ore shoots over 400 feet.

ALTERATION

Vein associated alteration is a broadly distributed propylitic alteration which envelops a more restricted ore shoot related to illitic alteration. Immediately above the ore, at 50 to 100 feet, massive silicification may occur. The majority of past productive shoots show no outcropping ore or vein material. Their only surface expression is subtly altered volcanics which give no distinctive geochemical anomaly.

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
Propylitically altered rocks contain chlorite and pyrite as irregular blebs and veinlets in the groundmass of the rocks, and as chlorite and pyrite replacements on crystal edges and crystal twin planes and cleanages. Pyroxenes are altered to chlorite. Pale green chlorite floods potassium feldspars and brownish-green chlorite replaces pyroxenes, plagioclase and the groundmass. Epidote is uncommon, but when encountered is as coatings on joints and as crystalline druses in vesicles.

Illictically altered rocks contain large amounts of illite with small amounts of montmorillonite. Illite replaces feldspar phenocrysts as a mosaic of minute crystals and replaces the rock groundmass as a flooding of the rock along crystal boundaries. Microveinlets of illite are common. Clays and illite are usually present replacing feldspars. In weakly illitized rock, illite crystals form on the rims of phenocrysts and fill microveinlets only.

Silicification is characterized by the introduction of quartz. Silicified vein outcrops stand in bold relief above the surrounding rocks. Quartz is found along micro and macro fractures and often replaces phenocrysts and groundmass as a mosaic of interlocking subhedral crystals. The rock color is reddened or browned. Pyroxenes appear less silicified than the feldspars. Minute pyrite cubes are common in the groundmass.

ORE AND ORE CONTROLS

The gold and silver ores found in Oatman are epithermal deposits which are defined as products of volcanism-related hydrothermal activity at shallow depths and low temperatures. Deposition normally takes place within about 1 km of the surface and in the temperature range of 50 to 200oC. Most deposits are in the form of siliceous vein fillings, irregular branching fissures, stockworks, breccia pipes, vesicle fillings and disseminations. . Replacement textures are recognized in many of the ore, but open space fillings are common and in most deposits are the dominant forms of emplacement. Drusy cavities, comb structures, crustifications, and symmetrical banding are generally conspicuous.

The ore bodies at Oatman consist of quartz, calcite, adularia, chlorite and electrum fissure fillings, with ore occurring in discreet ore shoots within otherwise barren to very sub-ore grade quartz veins. Most veins show evidence of penecontemporaneous and post-ore fault movement, as well as the pre-ore faulting that created the original fissure. No vein is mineralized equally throughout its strike or dip length. In some segments of any vein, zones of gouge and breccia separate other zones of quartz and calcite vein fillings. Some veins, such as the upper levels of the Gold Road, are simple tabular bodies with sharp wall rock contacts; however, most veins and most ore bodies are stringer zones of quartz and calcite veins cutting through blocks and horses of silicified latite.

The ore is comprised, in generally decreasing order of abundance, of quartz, calcite, adularia and chlorite. Gold occurs as microscopic grains of electrum; visible gold is very rare. The electrum contains variable amounts of silver, but secondarily enriched gold contains less than 10% silver. Gold tenor increases with an increase in adularia in the vein and also with an increase in vein chlorite. Sulphides are notable for their absence. Pyrite is present in altered wall rocks but is exceedingly scarce in the veins.

The quartz is reported to have been introduced in five stages, each apparently separated by a period of fracturing that allowed the subsequent quartz stage to enter and precipitate in the veins.

Recent  detailed  studies   recognized  three  major  ore  controls  at  Oatman:
structural, stratigraphic and aerial. These controls to ore deposition are summarized below:

     1. Structure: Ore is commonly localized on the northwest flanks of concave east bends;

     2. Stratigraphy: Ore is wider and higher grade if hosted by the Oatman latite;

     3. Elevation/location: The ore interval is thicker and is higher in elevation if near or slightly northeast of the town of Oatman.

ITEM 9.01 EXHIBITS

99.1 Share Exchange Agreement dated November 24, 2010 among North American Gold & Minerals Fund, Anaconda Exploration, LLC, Big John Gold Mines, LLC, Belle Rosa, S.A., McIntyre & Bauman Group, LLC, Placer Petroleum, LLC and Ringley Park Aktiengesellshaft.

99.2 ASPA Gold Corp. Shareholder Agreement dated November 24, 2010 executed by North American Gold & Minerals Fund

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
-----------------------------------
Ronald Yadin Lowenthal
President and Director

November 26, 2010


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